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                        Consent of Independent Auditors

         We consent to the use in this registration statement of Community Savings Bankshares, Inc. on Form S-1 and the Application on Form AC of ComFed,
M. H. C. of our report dated February 20, 1998, appearing in the Prospectus, which is part of this Registration Statement and the Application.

         We also consent to the reference to us under heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
------------------------------
Deloitte & Touche LLP
West Palm Beach, Florida

August 20, 1998